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                                    EXHIBIT 5
                                  LEGAL OPINION

                          Opinion of Christopher Reitz

                                  May 10, 2002

Aquila, Inc.
20 West 9th Street
Kansas City, Missouri 64105

Ladies and Gentlemen:

     I have acted as counsel to Aquila, Inc., a Delaware corporation (the "Company") in connection with its filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering up to $1,000,000,000 aggregate offering price of the following securities to be offered from time to time by the Company on the terms to be determined at the time of the offering: (i) Common Stock, par value $1.00, of the Company (the "Common Stock"); (ii) Senior Notes of the Company (the "Senior Notes"); and (iii) contracts to purchase shares of Common Stock ("Stock Purchase Contracts") and/or units, each comprised of a Stock Purchase Contract and either Senior Notes or debt obligations of third parties (including U.S. Treasury securities), in either case pledged to secure the holder's obligations to purchase Common Stock under the Stock Purchase Contract (the "Stock Purchase Units" and, together with the foregoing securities, the "Securities").

     I am familiar with the proceedings to date with respect to such proposed sale and have examined such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for the purposes of this opinion.

     On the basis of such examination, I am of the opinion that, when the Registration Statement, as it may be amended, has become effective under the Securities Act:

     1. The Common Stock, which has been duly authorized, will be validly issued, fully paid, and nonassessable at such time as: (i) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company; and (ii) the Common Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto.

     2. The Senior Notes will be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as: (i) the terms of the Senior Notes and of their issuance and sale have been approved by appropriate action of the Company; (ii) the Senior Notes have been duly executed, authenticated and delivered in accordance with the applicable indenture or supplemental indenture; and (iii) the Senior Notes have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the applicable indenture or supplemental indenture.

     3. The Stock Purchase Contracts will be valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such

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time as: (i) the terms of the Stock Purchase Contracts and/or Stock Purchase
Units and their issuance and sale have been approved by appropriate action of the Company; (ii) the Stock Purchase Contracts and/or Stock Purchase Units have been issued and sold on the terms and conditions set forth in the Registration Statement and any prospectus supplement relating thereto; and (iii) the applicable pledge agreement has been duly authorized, executed and delivered by the parties thereto.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                   Very truly yours,

                                   /s/ Christopher Reitz
                                   Christopher Reitz
                                   Assistant General Counsel
                                   Aquila, Inc.